Exhibit 23.1 - Consent of Goldstein Golub Kessler LLP

AUDITOR’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 3, 2002 on the financial statements of Energy Visions Inc. and Subsidiaries as of September 30, 2002 and 2001 which appears in Energy Visions Inc. Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement

Goldstein Golub Kessler LLP

New York, New York 10036-2602

April 3, 2003